
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STAEMENTS.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<DEBT-HELD-FOR-SALE>                     2,271,257,761
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               2,506,468,133
<MORTGAGE>                                   5,250,044
<REAL-ESTATE>                               15,717,724
<TOTAL-INVEST>                           4,816,904,648<F1>
<CASH>                                      42,755,375
<RECOVER-REINSURE>                           3,786,656
<DEFERRED-ACQUISITION>                     113,596,429
<TOTAL-ASSETS>                           5,367,060,457
<POLICY-LOSSES>                          1,996,958,798<F2>
<UNEARNED-PREMIUMS>                        389,668,751
<POLICY-OTHER>                              44,242,260<F2>
<POLICY-HOLDER-FUNDS>                        5,752,680
<NOTES-PAYABLE>                            277,085,884<F3>
<COMMON>                                   105,197,178<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                               2,152,198,224<F4>
<TOTAL-LIABILITY-AND-EQUITY>             5,367,060,457
<PREMIUMS>                                 643,785,584
<INVESTMENT-INCOME>                        147,445,314
<INVESTMENT-GAINS>                          23,635,133
<OTHER-INCOME>                               4,844,563
<BENEFITS>                                 471,041,115
<UNDERWRITING-AMORTIZATION>                 38,495,590<F5>
<UNDERWRITING-OTHER>                       156,721,574<F5>
<INCOME-PRETAX>                            153,452,315
<INCOME-TAX>                                35,067,136
<INCOME-CONTINUING>                        118,385,179
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               118,385,179
<EPS-PRIMARY>                                     2.18
<EPS-DILUTED>                                     2.18
<RESERVE-OPEN>                           1,510,150,293<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,615,323,682<F7>
<CUMULATIVE-DEFICIENCY>                              0

F1--Equals the sum of Fixed Maturities, Equity Securities and other Invested
    Assets
F2--Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the Life Company liability for Supplementary Contracts without Life Contingencies of $2,883,378 which is classified as Other Policyholder Funds
F3--Equals the sum of Notes Payable and the 5-1/2% Convertible Senior Debenture
F4--Equals the Total Shareholders Equity
F5--Equals the Sum of Commissions, Other Operating Expenses, Taxes licenses and
    Fees, Increase in deferred acquisition costs, Interest expense and other expenses
F6--Equals the reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1994
F7--Equals the reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of June 30, 1995

